Exhibit 99.1

NEWS RELEASE

DATE: CONTACT:

February 27, 2008    8:30 a.m. E.S.T
Robert E. Hoptry, Chairman, President and CEO
MainSource Financial Group 812-663-6734

N. William White, President and CEO
1st Independence Financial Group, Inc. 502-753-2265

MAINSOURCE FINANCIAL GROUP AND 1ST INDEPENDENCE FINANCIAL GROUP, INC. ANNOUNCE DEFINITIVE AGREEMENT

Greensburg, IN – February 27, 2008 – MainSource Financial Group, Inc., Greensburg, Indiana (Nasdaq: MSFG) (“MainSource”), 1st Independence Financial Group, Inc. (Nasdaq:  FIFG) (“1st Independence”), and 1st Independence Bank, Inc., a wholly owned subsidiary of 1st Independence (“1st Bank”), jointly announced today the signing of a definitive agreement on February 26, 2008, to merge 1st Independence into MainSource.  As a result of the merger, 1st Bank will become a wholly owned subsidiary of MainSource.  The merger has been approved by the boards of directors of both companies.

The merger agreement provides that 1st Independence’s shareholders will receive $5.475 in cash and .881036 shares of MainSource common stock for each share of 1st Independence stock owned.  Based on MainSource’s February 26, 2008 closing price of $14.60 per share, the transaction values 1st Independence at $18.34 per share or $37.0 million in the aggregate, including the cashout value of 1st Independence’s in-the-money stock options.

The consideration to be received by 1st Independence shareholders may be adjusted at closing based on the value of 1st Independence’s consolidated tangible shareholders’ equity as of the end of the last day of the month prior to closing subject to certain adjustments as well as the average closing price of MainSource’s common stock prior to the closing.

The transaction, which is expected to close in the third quarter of 2008, is subject to various regulatory approvals and the approval of 1st Independence’s shareholders.  The transaction is expected to be neutral to MainSource’s earnings per share during the first full year following the transaction and accretive thereafter.  The transaction will allow MainSource to establish a presence in Kentucky.  At this time, MainSource plans to continue to operate 1st Bank’s current offices under the new name MainSource Bank-Kentucky.

Robert E. Hoptry, Chairman, President and Chief Executive Officer of MainSource, stated “MainSource has long desired to leverage its strong southern Indiana presence, including further penetration of the Louisville, Kentucky banking market.  1st Independence represents an excellent opportunity for us to achieve this goal and to reaffirm our commitment to that region.

We are excited about the 1st Independence customers, employees and shareholders joining the MainSource family.”

N. William White, President and Chief Executive Officer of 1st Independence, stated, “1st Independence is pleased to be joining an organization that shares our focus on community banking, our commitment to our clients, our staff, and our shareholders.  We believe this transaction will leverage our common strengths to create an even stronger financial institution in all of the markets we serve.”

Sandler O’Neill & Partners, L.P served as financial advisor to 1st Independence and rendered a fairness opinion to the company’s board of directors in this transaction and legal counsel was Wyatt, Tarrant & Combs, LLP.  MainSource was represented by Krieg DeVault LLP.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is a community-focused, financial services holding company with assets of approximately $2.5 billion.  The company operates 65 offices in 30 Indiana counties, six offices in three Illinois counties, and five offices in two Ohio counties through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana, MainSource Bank of Illinois, Kankakee, Illinois, and MainSource Bank-Ohio, Troy, Ohio.  Through its non-banking subsidiaries, MainSource Insurance, LLC and MainSource Title, LLC it provides various related financial services through its banking affiliates.

1st Independence Financial Group, Inc. is the holding company of 1st Independence Bank.  1st Independence Bank is headquartered in Louisville, Kentucky and includes 1st Independence Mortgage, a division of the bank.  The bank has eight full service banking offices located in Harrodsburg, Lawrenceburg and two locations (St. Matthews branch and Stoneybrook branch) in Louisville, Kentucky, and New Albany, Jeffersonville, Marengo and Clarksville, Indiana.  1st Independence Mortgage operates in Louisville, Kentucky and southern Indiana.

Forward Looking Statements

Except for historical information contained herein, the discussion in this press release may include  certain  forward-looking  statements  based upon management expectations.  Factors  which  could cause  future  results to differ from these expectations include the following: general economic conditions; expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows;  the costs of funds;  general market rates of interest;  interest rates on competing investments;  demand for loan products;  demand for financial services;  changes in  accounting  policies  or  guidelines;  and changes in the quality or composition of the MainSource's or 1st Independence’s loan and investment  portfolios;  the timing of the closing of the transaction;  the timing and success of integration efforts once the transaction is complete;  MainSource's  expectations or ability to realize  success  with the  acquisition  of  1st Independence;  and the impact of this transaction, if successful, on MainSource's and 1st Independence’s business.

The forward-looking statements included in the press release relating to certain matters  involve  risks  and  uncertainties,   including  anticipated  financial performance,  business  prospects,  and other  similar  matters,  which  reflect management's best judgment based on factors currently known.  Actual results and experience  could  differ  materially  from  the  anticipated  results  or other expectations expressed in the MainSource and 1st Independence’s  forward-looking  statements as a result of a number of factors,  including  but not limited to,  those  discussed in the press release.  Neither MainSource nor 1st Independence undertakes any obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this press release except as required in future periodic reports filed with the SEC.

Additional Information

MainSource will be filing a  Registration  Statement on Form S-4 concerning the merger with the Securities and Exchange Commission  ("SEC"),  which will include the  proxy  statement  that will be mailed  to  1st Independence's  shareholders.  We urge investors to read these documents because they contain important information. Investors will be able to obtain the documents free of charge, when filed, at the SEC's website, www.sec.gov.  In addition, documents  filed with the SEC by MainSource will be available free of charge from the Secretary of MainSource at 2105 N. State Road 3 Bypass, Greensburg,  IN 47240,  telephone (812) 663-6734, or on MainSource’s website at www.mainsourcefinancial.com.  Documents filed with the SEC by 1st Independence will be available free of charge from the Secretary of 1st Independence at 8620 Biggin Hill Lane, Louisville, Kentucky 40220, telephone (502) 753-2265.  Investors should read the joint proxy statement/prospectus carefully before making a decision concerning the Merger. Copies of all recent proxy statements and annual reports are also available free of charge from the respective companies by contacting the company secretary.

Participants in this Transaction

MainSource and 1st Independence and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger.  Information about the participants may be obtained through the SEC's website from the definitive proxy  statement filed with the SEC on March 26, 2007, with respect to MainSource and the definitive  proxy statement filed with the SEC on April 11, 2007, with respect to 1st Independence.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more information contact:

                                    * * * * *

MainSource Financial Group, 2105 N. State Road 3 Bypass, Greensburg, IN 47240

                                       or

1st Independence Financial Group, Inc., 8620 Biggin Hill Lane, Louisville, Kentucky 40220